UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 17, 2009
Date of report (Date of earliest event reported)
ConAgra Foods, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-7275	47-0248710
(Commission File Number)	(IRS Employer Identification No.)

One ConAgra Drive
Omaha, NE	68102
(Address of Principal Executive Offices)	(Zip Code)
(402) 595-4000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     Today, February 17, 2009, ConAgra Foods, Inc. (the “Company”) issued a press release regarding its presentation at the Consumer Analyst Group of New York conference, which is scheduled to begin at 9:15 a.m. EST this morning. The presentation will be webcast. The press release also provides information on expected financial results for the Company’s second half of fiscal 2009. The press release and slides used in the presentation by the Company are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Form 8-K and incorporated herein by reference.
     The presentation reaffirms the Company’s previously issued expectations for fiscal 2009 diluted earnings per share from continuing operations, excluding items impacting comparability. Management believes this non-GAAP financial measure provides a useful tool for investors in examining the Company’s expected operational results for the year and facilitates year-to-year comparisons.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.

Exhibit 99.1	Press release issued February 17, 2009

Exhibit 99.2	CAGNY Slide Presentation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA FOODS, INC.

Date: February 17, 2009	By:	/s/ Colleen Batcheler
Name: Colleen Batcheler
Title: Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit 99.1	Press release issued February 17, 2009

Exhibit 99.2	CAGNY Slide Presentation